EXHIBIT 99.1

2601 S. Bayshore Dr. 9th Floor Miami, FL 33133	Office 305-856-3200 o Fax 305.856.8190

For Immediate Release

TERREMARK STOCKHOLDERS APPROVE 1 FOR 10 REVERSE STOCK SPLIT AT SPECIAL MEETING

MIAMI, FL., May 16, 2005 — Terremark Worldwide Inc. (AMEX:TWW), a leading operator of integrated Tier-1 Internet exchanges and best-in-class network services, today announced that its stockholders, at a special meeting held in Miami, Florida, approved the previously announced one for ten reverse stock split. The reverse stock split will become effective as of commencement of trading on May 17, 2005.

About Terremark Worldwide, Inc.:

Terremark Worldwide, Inc. (AMEX:TWW) operates Internet exchange points from which it provides colocation, interconnection and managed services to the government and commercial sectors. The company’s Internet exchange point facilities, or IXs, are strategically located in Miami, Florida; Santa Clara, California; Madrid, Spain and Sao Paulo, Brazil and allow networks to interconnect and exchange Internet and telecommunications traffic. Terremark’s flagship facility, the NAP of the Americas, in Miami, Florida was designed and built to disaster-resistant standards with maximum security to house mission-critical systems infrastructure. The company’s secure presence in Miami, a key gateway to North American, Latin America and European telecommunications networks, has enabled it to establish customer relationships with U.S. Federal government agencies, including the Department of State and the Department of Defense. Terremark is headquartered at 2601 S. Bayshore Drive, 9th Floor, Miami Florida USA, (305) 856-3200. More information about Terremark Worldwide Inc. can be found at www.terremark.com

Statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terremark’s actual results may differ materially from those set forth in the forward-looking statements due to a number of risks, uncertainties and other factors, as discussed in Terremark’s filings with the SEC. These factors include, without limitation, uncertainty in the demand for Terremark’s services or products and Terremark’s ability to manage its growth. Terremark does not assume any obligation to update these forward-looking statements.

For more information contact:

Terremark Worldwide, Inc.
Sandra B. Gonzalez-Levy
305-860-7829
sgonzalez-levy@terremark.com

Media Relations
Edelman
Monica Glukstad
305-358-5291
monica.glukstad@edelman.com